Exhibit 99

Master Services Agreement

This Services Agreement (this “Agreement”), dated as of July 16, 2018 (the “Effective Date”), is by and between Westpark Advisors, LLC, a Virginia limited liability company, with offices located at 906 Chancellor St. SW, Leesburg , VA 20175 (“Westpark Advisors”) and Applied Energetics, Inc., a Delaware corporation, with offices located at 2480 W Rutrauff Road, Suite 140Q, Tucson, AZ 85705 (“AERG” and together with Westpark Advisors, the “Parties”, and each a “Party”).

WHEREAS Westpark Advisors provides certain business development consulting, program management services, , organizational and strategy consulting, and commercial services and products to private sector and government clients;

WHEREAS AERG desires to retain Westpark Advisors to provide the services listed on Schedule 1 hereto (the “Services”), and Westpark Advisors is willing to perform the Services under the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Westpark Advisors and AERG agree as follows:

1.             Services. Westpark Advisors shall provide the Services to AERG commencing on the date hereof.

2.            Westpark Advisors Obligations. In addition to the provision of Services, Westpark Advisors shall:

(a)       Designate employees that it determines, in its sole discretion, to be capable of filling the following positions:

i.	A primary contact to act as its authorized representative with respect to all matters pertaining to this Agreement (the “Westpark Advisors Contract Manager”).

ii.	A number of employees that it deems sufficient to perform the Services (collectively, with the Westpark Advisors Contract Manager, “Provider Representatives”).

iii.	Make no changes in Provider Representatives except:

1.	Following notice to AERG.

2.	Upon the resignation, termination, death or disability of an existing Provider Representative.

3.	At the reasonable request of AERG, in which case Westpark Advisors shall use reasonable efforts to appoint a replacement at the earliest time it determines to be commercially viable.

iv.	Maintain complete and accurate records relating to the provision of the Services under this Agreement. During the Term, upon AERG’s written request, Westpark Advisors shall allow AERG or AERG’s representative to inspect and make copies of such records in connection with the provision of the Services; provided that (x) AERG provides Westpark Advisors with at least three (3) business days advance written notice of the planned inspection, (y) any such inspection shall take place during regular business hours and (z) any such inspection shall occur no more than once per twelve month period.

3.             AERG Obligations. AERG shall:

(a)       Designate one of its employees to serve as its primary contact with respect to this Agreement and to act as its authorized representative with respect to matters pertaining to this Agreement (the “AERG Contract Manager”), with such designation to remain in force unless and until a successor AERG Contract Manager is appointed.

(b)       Require that AERG Contract Manager respond promptly to any reasonable requests from Westpark Advisors for instructions, information, or approvals required by Westpark Advisors to provide the Services.

(c)       Cooperate with Westpark Advisors in its performance of the Services and provide access to AERG’s premises, employees, contractors, and equipment, if necessary, and as required to enable Westpark Advisors to provide the Services.

(d)       Take all steps necessary, including obtaining any required licenses or consents, to prevent AERG-caused delays in Westpark Advisors’ provision of the Services.

4.             Fees, Compensation, and Expenses.

(a)       In consideration of the provision of the Services by the Westpark Advisors and the rights granted to AERG under this Agreement, AERG shall pay Westpark Advisors a fee of $16,700 per month during the Term (see Paragraph 7). Said fee will be payable within [five (5)] days of receipt by AERG of an invoice from Westpark Advisors.

(b)       AERG will provide Westpark Advisors with two-hundred and fifty-thousand (250,000) AERG stock options upon signature of this Agreement. The issued stock options will vest quarterly (every ninety (90) days) in four (4) equal tranches. The vested stock options must be exercised within three (3) years of the vesting date.

(c)       AERG will provide Westpark Advisors with one million (1,000,000) AERG stock options upon the successful award of a contract in excess of five-hundred thousand (500,000) in revenue from an opportunity that Westpark Advisors sourced, captured and pursued for AERG. The official record of opportunities recognized as captured by Westpark will be only those registered on AERG’s sales pipeline with Westpark Advisors listed as the opportunity owner.

(d)       AERG shall reimburse Westpark Advisors for all reasonable expenses incurred in accordance with the provision of Services [if such expenses have been pre-approved, in writing by AERG Contract Manager], within thirty (30) days of receipt by AERG of an invoice from Westpark Advisors accompanied by receipts and reasonable supporting documentation.

(e)       AERG shall be responsible for all sales, use and excise taxes, and any other similar taxes, duties and charges of any kind imposed by any federal, state or local governmental entity on any amounts payable by AERG hereunder; provided, that, in no event shall AERG pay or be responsible for any taxes imposed on, or regarding, Westpark Advisors’ income, revenues, gross receipts, personnel, or real or personal property or other assets.

(f)       Except for invoiced payments that AERG has successfully disputed, all late payments shall bear interest at the lesser of the rate of [five percent (5%)] % per month or the highest rate permissible under applicable law, calculated daily and compounded monthly. AERG shall also reimburse Westpark Advisors for all reasonable costs incurred in collecting any late payments, including, without limitation, attorneys’ fees. In addition to all other remedies available under this Agreement or at law (which Westpark Advisors does not waive by the exercise of any rights hereunder), Westpark Advisors shall be entitled to suspend the provision of any Services if AERG fails to pay any fees when due hereunder and such failure continues for [ten (10)] days following written notice thereof.

5.             Intellectual Property.

a)) Applied Energetics. Westpark Advisors has no rights to any of AERG’s concepts, inventions, processes, methodologies or trademarks, nor does Westpark Advisors have any rights to any materials that have been copyrighted by AERG. AERG owns all rights to its patents, inventions, trademarks, service marks, trade names and other trade indicia. Furthermore, AERG retains intellectual property rights to all documents and materials delivered to AERG under this agreement or by or on behalf of the Westpark Advisors in the course of performing the Services (collectively, the “Deliverables”)

6.             Confidentiality.

(a)       From time to time during the Term of this Agreement, either Party (as the “Disclosing Party”) may disclose or make available to the other Party (as the “Receiving Party”), non-public, proprietary, and confidential information of Disclosing Party that, if disclosed in writing or other tangible form is clearly labeled as “confidential,” or if disclosed orally, is identified as confidential when disclosed and within thirty (30) days thereafter, is summarized in writing and confirmed as confidential (“Confidential Information”); provided, however, that Confidential Information does not include any information that: (a) is or becomes generally available to the public other than as a result of Receiving Party’s breach of this Section 6; (b) is or becomes available to the Receiving Party on a non-confidential basis from a third-party source, provided that such third party is not and was not prohibited from disclosing such Confidential Information; (c) was in Receiving Party’s possession prior to Disclosing Party’s disclosure hereunder; or (d) was or is independently developed by Receiving Party without using any Confidential Information. The Receiving Party shall: (x) protect and safeguard the confidentiality of the Disclosing Party’s Confidential Information with at least the same degree of care as the Receiving Party would protect its own Confidential Information, but in no event with less than a commercially reasonable degree of care; (y) not use the Disclosing Party’s Confidential Information, or permit it to be accessed or used, for any purpose other than to exercise its rights or perform its obligations under this Agreement; and (z) not disclose any such Confidential Information to any person or entity, except to the Receiving Party’s Group who need to know the Confidential Information to assist the Receiving Party, or act on its behalf, to exercise its rights or perform its obligations under this Agreement.

(b)        If the Receiving Party is required by applicable law or legal process to disclose any Confidential Information, it shall, prior to making such disclosure, use commercially reasonable efforts to notify Disclosing Party of such requirements to afford Disclosing Party the opportunity to seek, at Disclosing Party’s sole cost and expense, a protective order or other remedy. For purposes of this Section 6 only, Receiving Party’s Group shall mean the Receiving Party’s affiliates and its or their employees, officers, directors, shareholders, partners, members, managers, agents, independent contractors, service providers, sublicensees, subcontractors, attorneys, accountants, and financial advisors.

7.             Term, Termination, and Survival.

(a)       This Agreement shall commence as of the Effective Date and shall continue thereafter for a period of twelve (12) months (the “Initial Term”). After the Initial Term, this Agreement will automatically renew on the same terms for consecutive one-year periods (each, a “Renewal Term” and, together with the Initial Term, the “Term”). Notwithstanding the foregoing, either Party may terminate this Agreement at the end of the Initial Term or a Renewal Term by providing written notice of such termination to the other Party no later than thirty (30) days prior to the expiration of the applicable Term.

(b)       Notwithstanding Section 7(a) hereof, either Party may terminate this Agreement, effective upon written notice to the other Party (the “Defaulting Party”) if the Defaulting Party:

i.	Materially breaches this Agreement, and such breach is incapable of cure, or with respect to a material breach capable of cure, the Defaulting Party does not cure such breach within thirty (30) days after receipt of written notice of such breach.

ii.	Becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law, which is not fully stayed within seven business days or is not dismissed or vacated within ninety (90) business days after filing.

iii.	Makes a general assignment for the benefit of creditors.

iv.	Has a receiver, trustee, custodian, or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business.

(c)       Notwithstanding anything to the contrary in Section 7(b), Westpark Advisors may terminate this Agreement before the expiration date of the Term on written notice if AERG fails to pay any amount when due hereunder: (a) and such failure continues for thirty (30) days after AERG’s receipt of written notice of nonpayment; or (b) more than two (2) times in any four (4) month period;

(d)       The rights and obligations of the parties set forth in this Section 7(d) and in Sections 5, 6 and 8 through 21, and any right or obligation of the parties in this Agreement which, by its nature, should survive termination or expiration of this Agreement, will survive any such termination or expiration of this Agreement.

8.             Mutual Non-Disparagement. Subject to applicable law, each of the Parties covenants and agrees that, neither party shall, at any time during the execution of this Agreement and for two (2) years following the termination of this Agreement, make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally or otherwise, or take any action which may, directly or indirectly, disparage or be damaging to the other party (including any of the Company’s subsidiaries, other affiliates, officers, directors, employees, partners or stockholders); provided that nothing in this Section 8 shall preclude either party from making truthful statements or disclosures that are required by applicable law, regulation or legal process.

9.             Limitation of Liability.

(a)       IN NO EVENT SHALL SERVICE PROVIDER BE LIABLE TO CUSTOMER OR TO ANY THIRD PARTY FOR ANY LOSS OF USE, REVENUE, OR PROFIT OR LOSS OF DATA OR DIMINUTION IN VALUE, OR FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, OR PUNITIVE DAMAGES WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, REGARDLESS OF WHETHER SUCH DAMAGE WAS FORESEEABLE AND WHETHER OR NOT SERVICE PROVIDER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING THE FAILURE OF ANY AGREED OR OTHER REMEDY OF ITS ESSENTIAL PURPOSE.

(b)       IN NO EVENT SHALL SERVICE PROVIDER’S AGGREGATE LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER ARISING OUT OF OR RELATED TO BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, EXCEED THE AGGREGATE AMOUNTS PAID OR PAYABLE TO SERVICE PROVIDER IN THE TWELVE (12) MONTH PERIOD PRECEDING THE EVENT GIVING RISE TO THE CLAIM.

10.           Entire Agreement. This Agreement, including and together with any related exhibits, schedules, attachments and appendices, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, regarding such subject matter.

11.           Notices. All notices, requests, consents, claims, demands, waivers and other communications under this Agreement (each, a “Notice”, and with the correlative meaning “Notify”) must be in writing and addressed to the other Party at its address set forth below (or to such other address that the receiving Party may designate from time to time in accordance with this Section). Unless otherwise agreed herein, all Notices must be delivered by personal delivery, nationally recognized overnight courier or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) on receipt by the receiving Party; and (b) if the Party giving the Notice has complied with the requirements of this Section 10.

Notice to AERG:	Attn: Stephen McCommon Applied Energetics, Inc. 2480 W Rutrauff Road, Suite 140Q Tucson, AZ 85705

Notice to Westpark Advisors:	Attn: Patrick Williams Westpark Advisors, LLC 906 Chancellor St., SW Leesburg, VA 20175

12.           Severability. If any term or provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

13.           Amendments. No amendment to or modification of this Agreement is effective unless it is in writing and signed by each Party.

14.           Waiver. No waiver by any Party of any of the provisions of this Agreement shall be effective unless explicitly set forth in writing and signed by the Party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

15.          Assignment. AERG shall not assign, transfer, delegate or subcontract any of its rights or delegate any of its obligations under this Agreement without the prior written consent of Westpark Advisors. Any purported assignment or delegation in violation of this Section 14 shall be null and void. No assignment or delegation shall relieve AERG of any of its obligations under this Agreement.

16.           Successors and Assigns. This Agreement is binding on and inures to the benefit of the Parties to this Agreement and their respective permitted successors and permitted assigns.

17.           Relationship of the Parties. The relationship between the Parties is that of independent contractors. The details of the method and manner for performance of the Services by Westpark Advisors shall be under its own control, AERG being interested only in the results thereof. The Westpark Advisors shall be solely responsible for supervising, controlling and directing the details and manner of the completion of the Services. Nothing in this Agreement shall give AERG the right to instruct, supervise, control, or direct the details and manner of the completion of the Services. The Services must meet AERG’s final approval and shall be subject to AERG’s general right of inspection throughout the performance of the Services and to secure satisfactory final completion. Nothing contained in this Agreement shall be construed as creating any agency, partnership, joint venture or other form of joint enterprise, employment or fiduciary relationship between the parties, and neither party shall have authority to contract for or bind the other party in any manner whatsoever.

18.           No Third-Party Beneficiaries. This Agreement benefits solely the Parties to this Agreement and their respective permitted successors and assigns and nothing in this Agreement, express or implied, confers on any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

19.           Choice of Law. This Agreement and all related documents including all exhibits and schedules attached hereto, and all matters arising out of or relating to this Agreement, whether sounding in contract, tort, or statute are governed by, and construed in accordance with, the laws of the Commonwealth of Virginia without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the Commonwealth of Virginia.

20.           Choice of Forum. Each Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind whatsoever against the other Party in any way arising from or relating to this Agreement, including all exhibits, schedules, attachments and appendices attached to this Agreement, and all contemplated transactions, including contract, equity, tort, fraud and statutory claims, in any forum other than the U.S. District Court for the Eastern District of Virginia or, if such court does not have subject matter jurisdiction, the courts of the Commonwealth of Virginia sitting in Fairfax, Virginia, and any appellate court from any thereof. Each Party irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees to bring any such action, litigation or proceeding only in the U.S. District Court for the Eastern District of Virginia or, if such court does not have subject matter jurisdiction, the courts of the Commonwealth of Virginia sitting in Fairfax, Virginia. Each Party agrees that a final judgment in any such action, litigation, or proceeding is conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

21.           Waiver of Jury Trial. Each Party acknowledges that any controversy that may arise under this Agreement, including exhibits, schedules, attachments, and appendices attached to this Agreement, is likely to involve complicated and difficult issues and, therefore, each such Party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement, including any exhibits, schedules, attachments or appendices attached to this Agreement, or the transactions contemplated hereby.

22.           Counterparts. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date by their respective duly authorized officers.

WESTPARK ADVISORS, LLC

By:
Name: Patrick Williams
Title: Managing Partner

APPLIED ENERGETICS, INC.

By:
Name: Thomas Dearmin
Title: Chief Executive Officer

SCHEDULE 1

Services

●	Leading sales generation efforts

●	Managing the sales pipeline (weekly)

●	Building sales materials, slide decks, presentation materials (as necessary)

●	Supporting proposal responses (contingent on SMP support)

●	Facilitating introductions to business relevant networks

●	Market research on relevant business opportunities, competitors and potential teaming partners

●	Identification of business opportunities and trends in relevant markets

●	Identifying (always) relevant business conferences, networking, and speaking events and attending (case-by-case) business conferences

Level of Effort

1920 hours